UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2019

REZOLUTE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54495	27-3440894

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 El Camino Road Suite 150-403 Redwood City, California		94063

(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 222-2128

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2017, Rezolute, Inc. (“Rezolute”) entered into a license agreement (“License Agreement”) with   XOMA Corporation (“XOMA”), through its wholly-owned subsidiary, XOMA (US) LLC, pursuant to which XOMA granted an exclusive global license to Rezolute to develop and commercialize XOMA 358 (formerly X358, now RZ358) for all indications. XOMA and Rezolute concurrently entered into a common stock purchase agreement (the “Purchase Agreement” and, together with the License Agreement, the “Transaction Documents”) pursuant to which Rezolute would issue equity securities to XOMA in connection with certain financing milestones.  On March 30, 2018, XOMA and Rezolute amended the Transaction Documents to add terms specifying the financial responsibility for certain tasks related to the technology transfer and to adjust the number of shares issuable to XOMA under the Purchase Agreement.

On January 7, 2019, the parties further amended the Transaction Documents.  The License Agreement was amended to eliminate the requirement that equity securities be issued to XOMA upon the closing of a Qualified Financing (as defined in the License Agreement) and to replace it with a requirement that Rezolute make five cash payments to XOMA totaling $8,500,000 on or before specified staggered future dates (the “Future Cash Payments”).  Until the Future Cash Payments are fully paid, Rezolute will pay XOMA 15% of the net proceeds of each Future Financing (“Early Payments”) to be credited against the remaining unpaid Future Cash Payments in reverse order of their future payment date.  Obligations to make the Future Cash Payments following a Qualified Financing and the obligations to make Early Payments shall end when the Future Cash Payments are fully paid.  In accordance with the terms of the License Agreement, XOMA will receive $5,476,000 in cash upon the closing of a Qualified Financing which is additional to the amounts referenced directly above.

In addition, License Agreement amendment revised the amount Rezolute is required to expend on development of RZ358 and related licensed products and revised provisions with respect to Rezolute’s diligence efforts in conducting clinical studies.  Finally, the amendment to the License Agreement eliminated XOMA’s right to appoint a member of Rezolute’s board of directors.

The Purchase Agreement was amended to remove certain provisions related to the issuance of equity to XOMA in accordance with the new provisions regarding Future Cash Payments in the License Agreement.  Rezolute anticipates filing the amendments to the License Agreement and Purchase Agreement with its Quarterly Report on Form 10-Q for the quarter ending December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

Date: January 11, 2019	By:	/s/ Keith Vendola
Name: Keith Vendola Title: Chief Financial Officer